UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2017 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.08	Shareholder Director Nominations

U.S. Geothermal, Inc. (the “Company”) expects to hold its 2017 annual meeting of stockholders on or about July 6, 2017. The Company expects that stockholders of record as of the close of business on or about May 8, 2017 will be entitled to receive notice of and vote at the meeting.

The Annual Meeting is more than 30 days from the anniversary of the Company’s annual meeting of stockholders for the year ended December 31, 2015, which was held on September 30, 2016. As a result, the deadline for any shareholder proposal or shareholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) listed in the Company’s 2016 Proxy Statement on Schedule 14A, as filed with the SEC on August 19, 2016, is no longer applicable. In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2017 annual meeting, the written proposal must be received at our principal executive offices at 390 E Parkcenter Blvd, Suite 250, Boise, ID 83706, Attention: Corporate Secretary, on or before April 18, 2017. All shareholder proposals must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our Certificate of Incorporation provides that a shareholder(s) holding, in aggregate, not less than 10% of our shares with voting rights, may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at our principal executive offices in Boise, Idaho, not less than 40 days nor more than 60 days in advance of the meeting. The notice must contain the specific information required by our Certificate of Incorporation. You may request a copy of our Certificate of Incorporation by contacting our Corporate Secretary at U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, ID 83706, or by telephone at (208) 424-1027. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Certificate of Incorporation. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2017	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary